Exhibit 99.1

NEWS RELEASE

Contact:	Media Relations
877-636-9718

(For Immediate Release)

UnitedHealth Group Announces Leadership Changes

Moves Aimed to Align with and Build Leadership Capacity for the Growing Scale and Diversification of the Company

Minneapolis, Minn., (December 1, 2006) — UnitedHealth Group Incorporated (NYSE: UNH) announced today that Stephen J. Hemsley has stepped into the position of chief executive officer of the Company, effective immediately. Mr. Hemsley has been the Company’s president and chief operating officer since 1999.

Richard T. Burke, chairman of the Board of Directors said, “Steve has proven himself to be the right leader for the Company at this important time. The Board is pleased with the rapid progress he is making on our recent initiatives to further improve corporate governance. Steve leads by example through teamwork, a commitment to service and his personal integrity. With Steve at the helm, supported by a very talented group of senior executives and business segment CEOs, UnitedHealth Group will continue to innovate, grow and diversify.”

Steve Hemsley said, “We have an exceptional leadership team in place and great employees dedicated to our mission of advancing and improving health care in this country. We serve the vital health care sector, which means we have social responsibilities that are far greater than other commercial enterprises of our size. We take these responsibilities very seriously. Our business remains strong, and we see a great opportunity before us to renew our commitment to excellence in everything we do.”

Mr. Hemsley also announced recent changes being made in the structure of UnitedHealth Group’s executive management to address immediate organizational issues and to build leadership capacity for the future to match the scale, diversification and service responsibilities of a growing and highly complex enterprise. These responsibilities are expected to evolve over time. The executive changes, which begin immediately and become fully effective on or after January 1, 2007, include assigning to executives oversight responsibility for the business segments, as well as enterprise-wide, functional responsibilities at the corporate level to focus greater attention and resources on critical areas of the Company:

• Richard Anderson, currently executive vice president of UnitedHealth Group and chief executive officer of Ingenix, will become president of the new Commercial Services Group, including Specialized Care Services, Ingenix and Exante Financial Services. On the functional level, Mr. Anderson will oversee technology efforts across the enterprise, which includes all application development, maintenance and infrastructure. Because much of the Company’s successful innovation depends on technology, Mr. Anderson will also oversee the Company’s expanding consumer services innovation efforts. He will also broadly oversee legal and regulatory administration until the chief administrative officer and chief legal officer positions are filled.

• Lois Quam, currently chief executive officer of Ovations, will become president of the new Public and Senior Markets Group, which will include Ovations and AmeriChoice. Ms. Quam will take the lead in developing capabilities and infrastructure on an enterprise level in communications, public relations and government affairs. Ms. Quam will also be leading efforts in and acting as spokesperson for UnitedHealth Group’s corporate social responsibility programs and health care issues, which are of fundamental importance to the Company. Until the new chief administrative officer position is filled, she will also oversee Human Capital.

• David Wichmann, currently president and chief operating officer of UnitedHealthcare, will become president of the new Individual and Employer Markets Group, consisting primarily of UnitedHealthcare and Uniprise. On the functional level, Mr. Wichmann will be responsible for all consumer-facing business processes and services on an end-to-end, enterprise-wide basis. The Company’s alliance organization and international business activities will also be his responsibility. Mr. Wichmann will also oversee integration activities and related efforts across the Company.

• William Munsell, currently chief executive officer of Specialized Care Services, and Anthony Welters, currently president and chief executive officer of AmeriChoice, are being appointed as executive vice presidents at the UnitedHealth Group level reporting directly to Mr. Hemsley to provide greater executive oversight and direction to important and often independent initiatives, relationships and market opportunities. Mr. Munsell will deal largely with internal matters, while Mr. Welters will deal with external aspects of the business.

• Reed Tuckson, M.D., has been appointed executive vice president and head of Medical Affairs responsible for the Company’s cross-segment leadership on clinical and medical practices.

The Company will not be breaking down or technically changing its business segments’ unit accountability framework.

Mr. Hemsley said, “UnitedHealth Group has experienced extraordinary growth over the past several years. We are introducing an expanded management structure that enables our enterprise to be increasingly nimble and responsive to future market dynamics, while also ensuring that we have the executive capacity and leadership to match our scale and commercial ambitions. With this structure and with these very talented people, we will operate in a more collaborative, open fashion as a leadership team. Together, we can advance a company and culture that fosters a real commitment to care and serve, to innovate and grow and to meet the highest standards of business practice and performance.”

UnitedHealth Group is proceeding with the Board of Directors’ mandate to recruit a chief administrative officer, a chief legal officer, a chief ethics officer and recruit new Board members. The Company also plans to make further organizational adjustments as new executive positions are filled and in areas such as marketing and distribution, business and product development and systemic quality.

About UnitedHealth Group

UnitedHealth Group (www.unitedhealthgroup.com ) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves approximately 70 million individuals nationwide.

Forward-Looking Statements

This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our stock option programs (including the consequences of our determination that the Company’s financial statements for the years ended 1994 to 2005, the interim periods contained therein, the quarter ended March 31, 2006 and all earnings and press releases, including for the quarters ended June 30, 2006 and September 30, 2006, and similar communications issued by the Company for such periods and the related reports of the Company’s independent registered public accounting firm should not be relied upon, the consequences of the resulting restatement of our financial statements for those periods, and delays in filing our quarterly reports on Form 10-Q for the second and third quarters of 2006), related governmental reviews by the SEC, IRS, U.S. Senate Finance

Committee, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, and related shareholder derivative actions, shareholder demands and securities class actions, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; and anticipated benefits of acquiring PacifiCare that may not be realized.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K and quarterly reports on Form 10-Q. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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